Exhibit 99.1

CEO of INmune Bio Inc. Discusses Company

Accomplishments at Nasdaq’s MarketSite and Announces

Presentation at World Immunotherapy Congress

La Jolla, CA., Sept. 24, 2019 (GLOBE NEWSWIRE) --  INmune Bio, Inc. (NASDAQ: INMB), an immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announced that RJ Tesi, M.D., Co-Founder and CEO will be featured in an interview with multimedia financial reporter, Jason Lin discussing the company’s accomplishments. The interview can be found by clicking here.

“Nasdaq’s MarketSite is a premiere platform for INmune Bio to share our story with investors and to discuss recent developments in our programs for cancer, Alzheimer’s disease and nonalcoholic steatohepatitis (NASH) liver disease,” said Dr. Tesi. “We hope to continue reaching new milestones in the development of therapies that target the innate immune system.”

INmune Bio has four drug development programs: two that are designed to treat cancer, INKmune™ and INB03 — with recently reported positive preliminary data from the Phase 1 trial in patients with advanced cancer; XPro1595 for the treatment of neuroinflammation and Alzheimer’s disease; and NeuLiv™ for the treatment of NASH.

Additionally, CJ Barnum, Ph.D., Director of Neuroscience, will present on “Approaching Alzheimer’s disease as an immunological disease: role of biomarkers” at the World Immunotherapy Congress on Oct. 16 in Switzerland.

About INmune Bio, Inc.
INmune Bio, Inc.  is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms.  The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for cancer (INB03), Alzheimer’s (XPro595), and NASH (NeuLiv). The Innate Immune Priming Platform includes INKmune aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer.  INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INBO3, XPro1595, INKmune and NeuLiv are still in clinical trials and have not been approved and there cannot be any assurance that they will be approved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO
(858) 964-3720
DMoss@INmuneBio.com

Media Contact:
Antenna Group
Holly Dugan
(201) 465-8019
INmuneBio@AntennaGroup.com

David Schull
Russo Partners
(212) 845-4271
David.Schull@russopartnersllc.com